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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of April 22, 2002, and made by and among Gray Communications Systems, Inc., a Georgia corporation (the "Company"), and each of the other persons set forth on the signature pages hereto (each, a "Purchaser" and, collectively, the "Purchasers"). Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 7 hereof.

         WHEREAS, each of the Purchasers has acquired shares of the Company's Series C Preferred Stock pursuant to that certain Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and certain of the Purchasers (as amended, restated or modified from time to time, the "Purchase Agreement") or that certain Exchange Agreement, dated as of the date hereof, by and among the Company and certain of the other Purchasers (as amended, restated or modified from time to time, the "Exchange Agreement");

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.       Shelf Registration by the Company.

         (a) Shelf Registration. The Company shall file with the Securities and Exchange Commission (the "Commission"), no later than 45 days after the date hereof, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to resales of the Registrable Securities. The registration provided by this Section shall be effected by the filing of a registration statement on Form S-3 (or, if such form is unavailable, such other form as the Company determines to be available and appropriate and selects with the consent of the holders of a majority of the Registrable Securities), which shall provide for sales of Registrable Securities to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) in accordance with the intended method or methods of disposition by the holders of the Registrable Securities, which may, as provided in Section 1(b), include an underwritten offering (the "Shelf Registration Statement"). The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after filing (but in no event later than the earlier to occur of (x) 200 days after the date hereof and (y) 180 days after the date of filing (such earlier date, "the Outside Effective Date")) and, once effective, the Company shall cause such Shelf Registration Statement to remain effective until the earlier to occur of (i) the date that is two years following the date of initial issuance of the Series C Preferred Stock and (ii) the date as of which there are no longer any Registrable Securities in existence.

         (b) Underwritten Offering. If at any time or from time to time during the effectiveness of the Shelf Registration Statement the holders of a majority of Registrable Securities propose to sell 25% or more of the Registrable Securities held by such holders, such holders may, by notice to the Company, require that such sale occur through a firm commitment
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underwritten offering (or any other type of underwritten offering specified by such holders) and, in such event, (i) the Company will promptly give written notice of such planned underwritten offering to all other holders of Registrable Securities and will include in such registration (subject to any cutbacks demanded by the managing underwriter, which shall be imposed pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and subject to the other provisions of this Agreement) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the receipt of the Company's notice, (ii) the Company shall have the right to select the managing underwriter, subject to the approval (which may not be unreasonably withheld or denied) of the holders of a majority of the Registrable Securities to be included in such offering, and (iii) the Company shall promptly amend the Shelf Registration Statement to include any information reasonably requested to be included therein by the underwriters or holders of Registrable Securities. Holders of Registrable Securities may request an underwritten offering pursuant to this Section 1(b) on not more than four occasions in the aggregate (provided that no more than two requests may be made in any one calendar year and a minimum of 90 days must elapse between the making of any such requests) and the minimum amount of any such underwritten offering shall be $4,000,000, it being understood that (x) the foregoing limitations applicable to underwritten offerings shall not be deemed to limit the obligations of the Company under Section 1(a) to keep the Shelf Registration Statement effective for the time period specified therein for use in connection with non-underwritten offerings and (y) the holders of Registrable Securities requesting such underwritten offering will be entitled to withdraw such request (such withdrawal to be effective only if (A) made within 40 days of the Company's delivery of the notice to holders contemplated by clause (i) of this
Section 1(b), (B) made upon the failure to sell at least 50% of the Registrable Securities requested to be included in such underwritten offering or (C) made upon the failure to sell at least 75% of the Registrable Securities requested to be included in such underwritten offering, provided that, notwithstanding anything in this Agreement to the contrary, the holders requesting such underwritten offering will bear any Registration Expenses arising prior to such withdrawal under this clause (C)) and such withdrawn request will not count as one of the four permitted underwritten offerings under this Section 1(b). Any underwritten offering with respect to any securities covered by the Shelf Registration Statement other than an underwritten offering of the type described in this Section 1(b) shall be subject to the provisions of Section 2 of this Agreement.

         (c) Eligibility. The Company represents and warrants that it is, and covenants that it will use its reasonable best efforts to remain, at all times while there are any Registrable Securities outstanding, eligible to use Form S-3 under the Securities Act.

         (d) Liquidated Damages. The parties hereto agree that the holders of the Registrable Securities will suffer damages if the Shelf Registration Statement is not declared effective under the Securities Act by the Outside Effective Date (a "Registration Default"), and that it would not be feasible to ascertain the extent of such damages. Accordingly, in such event, damages ("Liquidated Damages") will accrue with respect to each share of Series C Preferred Stock owned by a holder with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to 0.5% of the Liquidation Preference (as such term is defined in the Articles of Amendment, dated April 15, 2002, to the Articles of Incorporation of the Company (the "Articles")) of such share of Series C Preferred Stock and will increase by an additional 0.5% for each subsequent 90-day period until such


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Registration Default has been cured, up to an aggregate maximum amount of
Liquidated Damages of 2.0% of such Liquidation Preference. All accruals of Liquidated Damages under the preceding sentence will be prorated for any partial 90-day period. Following the cure of a Registration Default, the accrual of Liquidated Damages with respect to such Registration Default will cease. Such Liquidated Damages shall be payable in cash on each dividend payment date for the Series C Preferred Stock to the holders of record entitled to receive such dividends on such date, regardless of whether such dividends are paid on such date and regardless of whether Liquidated Damages have ceased to accrue as of such date. The parties hereto agree that the Liquidated Damages provided for in this Section 1(d) constitute a reasonable estimate of the damages that will be suffered by the holders of the Registrable Securities by reason of the happening of a Registration Default.

         2.       Piggyback Registration.

                  (a) Right to Piggyback. If the Company shall propose the registration under the Securities Act of an offering of any of its Class B Common Stock, whether or not for its own account (other than pursuant to a registration on Form S-4 or S-8 or any successor form), the Company, on each such occasion, shall as promptly as practicable give written notice (the "Notice") to all holders of Registrable Securities of its intention to effect such registration, and such holders shall be entitled, on each such occasion, to request to have all or a portion of their Registrable Securities included in such registration statement (a "Piggyback Registration"). Upon the written request of any holder of Registrable Securities that the Company include any Registrable Securities in such registration statement (which request shall state the number of the Registrable Securities for which registration is sought), given within twenty (20) days after the giving of the Company's Notice, the Company shall cause such Registrable Securities to be so included in the offering covered by such registration statement, subject to the limitations hereinafter set forth. Subject to Section 2(b) and 2(c), holders of Registrable Securities may request registration pursuant to this Section 2(a) on not more than six occasions in the aggregate, provided that any such request shall not count as one of the six permitted registrations under this Section 2(a) if the only Registrable Securities included in such registration were originally acquired pursuant to the Exchange Agreement.

                  (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration pro rata among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities owned by each such holder, and (iii) third, other securities, if any, requested to be included in such registration.

                  (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than Registrable Securities, and the managing underwriters advise the Company in writing that in


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their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration not covered by clause
(i) or (ii) above.

         3.       Registration Procedures and Obligations.

                  (a) Obligations of the Company. If and whenever the Company is obligated by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible (or within such specific time period as may otherwise be specified):

                           (i) Prepare and file with the Commission a registration statement with respect to such securities on such form as the Company deems appropriate and is permitted or qualified to use (subject to Section 1(a)) and shall use all reasonable best efforts to cause such registration statement to become and remain effective as provided herein; provided, that in the case of any registration pursuant to Section 2, such preparation and filing may be delayed in the sole discretion of the Company;

                           (ii) Furnish to counsel to the holders of a majority of the Registrable Securities to be included under any registration statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the Commission in connection with such registration, and to reflect in each such document, when so filed with the Commission, such comments as such counsel reasonably may propose (it being understood that (A) the Company shall allow such counsel a reasonable period of time, in light of all circumstances, to review the document to be filed and (B) such counsel shall provide any comments to the Company as soon as practicable following such review).

                           (iii) Furnish to each holder of Registrable Securities, without charge, such number of conformed copies of such registration statement, the prospectus included in such registration statement (including each preliminary prospectus) and of each amendment and supplement thereto (in each case, including all exhibits and documents filed therewith) and such other documents as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder.

                           (iv) Use its reasonable best efforts to register and qualify such Registrable Securities under such other securities laws of such jurisdictions as shall be reasonably requested by any holder of Registrable Securities and do any


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                  and all other acts and things which may be reasonably
                  necessary or advisable to enable such holder to consummate the disposition of the Registrable Securities owned by such holder in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions, or to maintain the effectiveness of any such registration or qualification for any period during which it is not required to maintain the effectiveness of the related registration statement under the Securities Act.

                           (v) Promptly notify each holder of Registrable Securities of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such holder, and subject to the provisions of Section 3(b)(ii), the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                           (vi) Enter into such customary agreements and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                           (vii) Make reasonably available for inspection by any holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with such registration statement, in each case as and to the extent necessary to permit the holders to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to the Company during the course of the registration process, the holders and any transferee(s) of the holders hereunder shall, to the extent practicable, coordinate investigation and due diligence efforts hereunder and will enter into confidentiality agreements with the Company in form and substance reasonably satisfactory to the Company and the holders of the Registrable Securities prior to the disclosure of any confidential or proprietary information of the Company.

                           (viii) Promptly notify each holder of Registrable Securities of the following events and confirm such notification in writing: (w) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (x) any requests by the Commission for


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                  amendments or supplements to the registration statement or the prospectus or for additional information, (y) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (z) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

                           (ix) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                           (x) Cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the holders of Registrable Securities may request at least two (2) business days prior to any delivery of the Registrable Securities to the purchaser thereof, provided that such holders shall have established to the satisfaction of the Company that any transfer taxes and other similar expenses of the sale of the Registrable Securities have been paid or are not payable.

                           (xi)     Prior to the effectiveness of the
                  registration statement and any post-effective amendment thereto, (A) make such representations and warranties to the holders of Registrable Securities and the underwriters, if any, with respect to the Registrable Securities and the registration statement as are customarily made by issuers in similar underwritten offerings; (B) deliver such documents and certificates as may be reasonably requested (1) by the holders of Registrable Securities, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (C) obtain and furnish to each holder of Registrable Securities included in the registration signed counterparts, addressed to such holders and the underwriters (if any) of: "a cold comfort" letter from the Company's independent public accountants and opinions of counsel to the Company (which counsel and which opinions shall be reasonably satisfactory to such holders and the underwriters, if any), in each case covering the matters customarily covered in opinions requested in public offerings.

                           (xii)    Pay all Registration Expenses.

                           (xiii) use its reasonable best efforts, to the extent applicable, (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed and (ii) to provide a transfer agent and


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                  registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent.

                           (xiv) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, which statement shall cover the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement.

                  (b) Obligations of the Holders of Registrable Securities. In consideration of the Company's obligations with respect to and compliance with the registration statement provisions set forth herein, each holder of Registrable Securities, severally and not jointly, agrees that (and, in the case of clause (i) below, with respect to any given holder for any given registration, such obligations of and compliance by the Company shall be expressly conditioned upon such holder's compliance with the provisions of such clause (i)):

                           (i) Unless such holder has notified the Company in writing of such holder's election to exclude all of such holder's Registrable Securities from such registration, each holder of Registrable Securities shall cooperate with the Company in connection with the preparation of any registration statement hereunder and shall provide to the Company, in writing, for use in the Shelf Registration Statement or other registration statement hereunder, all such information regarding such holder, its ownership of Registrable Securities and the plan(s) of distribution of the Registrable Securities as the Company reasonably requests to prepare the registration statement and prospectus covering the Registrable Securities in accordance with applicable requirements of law, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

                           (ii) In the event that the Company informs the holders of Registrable Securities of the happening of an event described in Section 3(a)(v) or Section 3(a)(viii), the holders of Registrable Securities shall refrain from selling Registrable Securities until the earlier to occur of the date
                  (x) the Company notifies the holders of Registrable Securities that it has filed with the Commission an amendment or supplement to the prospectus included in the registration statement, or (y) the Company notifies the holders of Registrable Securities that the potentially disclosable event no longer exists and that the prospectus included in the registration statement does not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading.

         4. Holdback Agreement. Notwithstanding anything set forth herein to the contrary, the Company may suspend the use or effectiveness of the Shelf Registration Statement (a "Suspension Period") if the Company reasonably believes that the Company may, in the absence of such suspension, be required under state or federal securities laws to disclose any bona fide financing, acquisition or other plans of the Company or other matters, the premature disclosure


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of any of which would reasonably be expected to have a material adverse effect upon the Company, provided that (i) such Suspension Period may not be for longer than 30 consecutive days and the total number of days in all Suspension Periods during any given calendar year shall not be more than 120 days, (ii) the Company shall notify all holders of Registrable Securities in writing prior to the commencement of any Suspension Period (without disclosing the facts and circumstances that underlie such Suspension Period) and will immediately notify them in writing of the end of the Suspension Period, (iii) the Company will use reasonable best efforts to ensure that the Suspension Period is kept to a minimum number of days and (iv) no other holder of registration rights granted by the Company will be permitted to sell equity securities pursuant to the exercise of such rights during any Suspension Period.

         5. Underwriting Agreements. If requested by the underwriters for any underwritten offering pursuant to a registration contemplated by Section 1(b) or Section 2, the Company shall enter into a customary underwriting agreement with the underwriters for such offering. Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 6. In the case of an underwritten offering under
Section 1(b) or 2, the holders of the Registrable Securities to be included in such offering shall be parties to such underwriting agreement and the Company's obligations under such Sections shall be expressly conditioned upon such holders' participation in any such underwriting and the inclusion of their Registrable Securities in any such underwriting to the extent provided herein. If any holder does not agree to the terms of any such underwriting, such holder's Registrable Securities shall be excluded therefrom. In the case of an underwritten offering under Section 1(b) or 2, the holders of a majority of the Registrable Securities to be included in such offering may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of the underwriters for such offering be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under the underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement (or other agreement in connection with any offering of Registrable Securities hereunder) shall require any holder of Registrable Securities, in their respective capacities as stockholders and/or controlling persons, to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder pursuant to Section 6(b). In connection with any underwritten offering under Section 1(b), the Company, to the extent requested by the managing underwriter for such offering, shall agree not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities (except for any securities other than the Registrable Securities covered by the Shelf Registration Statement) within seven days prior to and 90 days following the pricing of such underwritten offering.


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         6.       Indemnification and Contribution.

                  (a) By the Company. In connection with the registration of Registrable Securities under this Agreement, the Company shall indemnify and hold harmless each holder of Registrable Securities, its officers, directors, members, stockholders, partners, employees, agents and Affiliates and each other person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act ("controlling persons"), against any and all expenses, losses, claims, damages, liabilities or costs (including without limitation court costs and attorneys' fees), joint or several (or actions in respect thereof) ("Losses"), to which each such indemnified party may become subject, under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which the Registrable Securities were registered under the Securities Act, in any preliminary prospectus (if used prior to the effective date of such registration statement) or in any final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or in any post-effective amendment or supplement thereto (if used during the period the Company is required to keep the registration statement effective) (the "Disclosure Documents"), or (ii) any omission or alleged omission to state in any of the Disclosure Documents a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (iii) any violation of any federal or state securities laws or rules or regulations thereunder committed by the Company in connection with the performance of its obligations under this Agreement; and the Company will reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering, including investigating, preparing, pursuing or defending against any such Losses, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such Losses with respect to any offering of securities pursuant to this Agreement; provided, however, that the Company shall not be liable to an indemnified party in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Disclosure Documents in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use therein or (ii) the use of any prospectus after such time as the Company has advised such indemnified party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or the use of any prospectus after such time as the obligation of the Company to keep the same current and effective has expired.

                  (b) By the Holder(s). In connection with the registration of Registrable Securities under this Agreement, each holder of Registrable Securities shall, severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, its employees, agents and Affiliates and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each other holder(s) and each controlling person of such holder(s), against any and all Losses to which each such indemnified party may become subject under the Securities Act or otherwise, but only to the extent such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any of


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

the Disclosure Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such indemnifying party expressly for use therein, or (ii) the use of any prospectus after such time as the Company has advised such indemnifying party in writing that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented, or the use of any prospectus after such time as the obligation of the Company to keep the same current and effective has expired; provided, that the obligation to indemnify will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement; and such indemnifying party shall reimburse each such indemnified party for all legal and other expenses reasonably incurred by such party in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering, including investigating, preparing, pursuing or defending against any such Losses, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such Losses with respect to any offering of securities pursuant to this Agreement.

                  (c) Actions Commenced. If a third party commences any action or proceeding against an indemnified party related to any of the matters subject to indemnification under subsection (a) or (b) hereof, such indemnified party shall promptly give notice to the indemnifying party in writing of the commencement thereof, but failure so to give notice shall not relieve the indemnifying party from any liability which it may have hereunder unless the indemnifying party is prejudiced thereby.

         The indemnifying party shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel reasonably satisfactory to the indemnified party, if it notifies the indemnified party in writing of its intention to do so within 20 days of its receipt of the notice from the indemnified party without prejudice, however, to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's expense unless (i) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would represent a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party), in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party, or (ii) the indemnifying party shall fail to defend or prosecute vigorously such claim or demand within a reasonable time. Whether or not the indemnifying party chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be requested in connection therewith. The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment against the indemnified party (or settle any claim involving an admission of fault on the part of the indemnified party), except with the consent of the indemnified party (which consent shall not be unreasonably withheld).

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                  (e) Contribution. If the indemnification provided for in subsection (a) or (b) is unavailable to or insufficient to hold the indemnified party harmless under subsection (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Company or the holders of Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7. Definitions. As used herein, the following terms shall have the following meanings.

         "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Class A Common Stock" shall mean the Class A Common Stock, no par value, of the Company.

         "Class B Common Stock" means the Class B Common Stock, no par value, of the Company and any other securities issuable with respect thereto by way of stock split, stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         "Conversion Shares" has the meaning set forth in the Purchase
Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Piggyback Registration" has the meaning set forth in Section 2(a) of this Agreement.

         "Registrable Securities" means (i) the Conversion Shares issued or issuable upon conversion of the Series C Preferred Stock issued pursuant to the Purchase Agreement or the Exchange Agreement, (ii) any shares of capital stock issued or issuable with respect to the Conversion Shares as a result of any stock split, stock dividend, recapitalization, exchange, conversion or other event, without regard to any limitations on conversions of the Series C Preferred Stock. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144 or other applicable exemption, (C) such securities held by a given holder are eligible for sale under Rule 144(k) without volume or manner of sale limitations, (D) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or(E) such securities shall have ceased to be outstanding.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and National Association of Securities Dealers, Inc. fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents', trustees', depositories', registrars' and fiscal agents' fees, (vii) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, (viii) reasonable fees and disbursements of any one counsel retained by the holders of Registrable Securities and chosen by the holders of a majority of Registrable Securities, (ix) all costs of preparing, filing, amending and maintaining the Shelf Registration Statement and any other registration statement hereunder and (x) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that with respect to any registration, the holders of the Registrable Securities included in such registration shall be responsible for all underwriting discounts or brokerage fees or commissions relating to the sale of the Registrable Securities, and all transfer taxes and other similar expenses of the sale of the Registrable Securities.

         "Rule 144" means Rule 144 under the Securities Act (or any similar or successor rule then in force).

         "Series C Preferred Stock" has the meaning set forth in the Purchase Agreement.

         "Shelf Registration Statement" is defined in Section 1(a).

         8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be personally delivered, mailed by registered or certified mail, postage prepaid, return receipt requested, delivered by a nationally recognized overnight courier or sent by facsimile transmission with receipt confirmed, addressed to the applicable party at its address set forth next to its name on the signature page hereto (or such other address as such party shall hereafter specify by written notice in writing to the other parties hereto). Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery or facsimile transmission, on the date of such delivery or transmission, (B) in the case of a nationally recognized overnight courier, on the next business day after the date when sent, and (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         9.       Miscellaneous.

                  (a) Grant of Future Registration Rights. During the term of this Agreement, the Company shall not grant to any third party demand registration rights that would not permit the holders of Registrable Securities to exercise their piggyback registration rights under Section 2 hereof, subject to the limitations contained in Section 2 hereof.

                  (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of 66 2/3% or more of the Registrable Securities. The obligations of the holders of Registrable Securities hereunder are several and no such holder will be responsible for the action or inaction of any other holder.

                  (d) Successors and Assigns. Subject to the following sentence, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of holders of Registrable Securities are also for the benefit of, and enforceable by, any transferee of
(x) 50% or more of a holder's Registrable Securities beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such holder on the date hereof or (y) Registrable Securities of a holder having a Market Price (as such term is defined in the Articles) of at least $2.5 million on the date of such transfer, or any transferee that is an Affiliate of a Purchaser (for so long as such Affiliate remains an Affiliate of such Purchaser), if: (i) such holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within ten days after such assignment; (ii) the Company is, at least ten days prior to such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) at the time of such transfer or assignment, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (iv) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. Any transferring or assigning holder shall remain obligated under this Agreement. For purposes of this Agreement, each of (x) the Gabelli Funds and (y) the Capital Research and Management Company entities listed on the signature pages hereto shall be treated as one holder or one Purchaser, as the case may be.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law doctrines.

                  (f) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

                  (g) Entire Agreement. This Agreement and the Purchase Agreement contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings among the parties with respect to their subject matter.

                  (h) Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (i) Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                  (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GRAY COMMUNICATIONS SYSTEMS, INC.             4370 Peachtree Road, NE
                                              Atlanta, GA 30319
                                              Facsimile:  (404) 261-9607
                                              Attention:  James C. Ryan
By:   /s/ James C. Ryan
   -------------------------------------
   Name:  J.C. Ryan
   Title: V.P. - CFO

TEACHERS INSURANCE AND ANNUITY                Teachers Insurance and Annuity
    ASSOCIATION OF AMERICA                    Association of America
                                              Attn: John Goodreds
                                              730 Third Avenue
                                              New York, NY  10017
By:  /s/ John Goodreds                        Facsimile:  (212) 916-6582
   -------------------------------------
   Name:  John Goodreds
   Title: Associate Director - Private
          Placements

CONTINENTAL CASUALTY COMPANY                  Attn:   Investments
                                              333 South Wabash Avenue
                                              CNA Plaza - 23 South
                                              Chicago, IL  60685
By:  /s/  Marilou R. McGirr                   Facsimile:  (312) 817-1680
   -------------------------------------
   Name:  Marilou R. McGirr
   Title: Vice President

AMERICAN HIGH INCOME TRUST                    Capital Research and
                                              Management Company
                                              Attn: Michael J. Downer
                                              333 South Hope Street, 33rd Floor
By:  CAPITAL RESEARCH AND                     Los Angeles, CA  92821-5823
     MANAGEMENT COMPANY                       Facsimile:  (213) 486-9041



By:  /s/  Michael Downer
   -------------------------------------
   Name:  Michael J. Downer
   Title: Vice President and Secretary

  AMERICAN FUNDS INSURANCE SERIES--           Capital Research and
         HIGH YIELD BOND FUND                 Management Company
                                              Attn: Michael J. Downer
                                              333 South Hope Street, 33rd Floor
                                              Los Angeles, CA  92821-5823
By:  CAPITAL RESEARCH AND                     Facsimile:  (213) 486-9041
     MANAGEMENT COMPANY



By:  /s/  Michael Downer
   -------------------------------------
   Name:  Michael J. Downer
   Title: Vice President and Secretary

THE GABELLI EQUITY INCOME FUND                Gabelli Funds
                                              Attn: Jim McKee
                                              1 Corporate Center
                                              Rye, NY  10580
By:  /s/  Bruce Alpert                        Facsimile:  (914) 921-5384
   -------------------------------------
   Name:  Bruce N. Alpert
   Title: Vice President and Treasurer

THE GABELLI SMALL CAP GROWTH FUND             Gabelli Funds
                                              Attn: Jim McKee
                                              1 Corporate Center
                                              Rye, NY  10580
By:  /s/  Bruce Alpert                        Facsimile:  (914) 921-5384
   -------------------------------------
   Name:  Bruce N. Alpert
   Title: Vice President and Treasurer

THE GABELLI GLOBAL MULTIMEDIA TRUST INC.      Gabelli Funds
                                              Attn: Jim McKee
                                              1 Corporate Center
                                              Rye, NY  10580
By:  /s/  Bruce Alpert                        Facsimile:  (914) 921-5384
   -------------------------------------
   Name:  Bruce N. Alpert
   Title: Vice President and Treasurer

THE GABELLI CONVERTIBLE SECURITIES            Gabelli Funds
  FUND, INC.                                  Attn: Jim McKee
                                              1 Corporate Center
                                              Rye, NY  10580
By:  /s/  Bruce Alpert                        Facsimile:  (914) 921-5384
   -------------------------------------
   Name:  Bruce N. Alpert
   Title: Vice President and Treasurer

THE GABELLI EQUITY TRUST INC.                 Gabelli Funds
                                              Attn: Jim McKee
                                              1 Corporate Center
                                              Rye, NY  10580
By:  /s/  Bruce Alpert                        Facsimile:  (914) 921-5384
   -------------------------------------
   Name:  Bruce N. Alpert
   Title: Vice President and Treasurer
                                              c/o Gray Communications
      /s/  J. Mack Robinson                   Systems, Inc.
   -------------------------------------      4370 Peachtree Road, NE
   J. MACK ROBINSON                           Atlanta, GA 30319
                                              Facsimile:  (404) 261-9607
                                              Attention:  James C. Ryan



                                              c/o Gray Communications
      /s/  Harriett J. Robinson               Systems, Inc.
   -------------------------------------      4370 Peachtree Road, NE
   HARRIETT J. ROBINSON                       Atlanta, GA 30319
                                              Facsimile:  (404) 261-9607
                                              Attention:  James C. Ryan

HARRIETT J. ROBINSON TRUSTEE U\A 08-25-84
FBO JILL E. ROBINSON



By:   /s/  Harriett J. Robinson               c/o Gray Communications
   -------------------------------------      Systems, Inc.
   Name:  Harriett J. Robinson                4370 Peachtree Road, NE
   Title: Trustee                             Atlanta, GA 30319
                                              Facsimile:  (404) 261-9607
                                              Attention:  James C. Ryan

HARRIETT J. ROBINSON TRUSTEE U\A 08-25-84     c/o Gray Communications
FBO ROBIN M. ROBINSON                         Systems, Inc.
                                              4370 Peachtree Road, NE
                                              Atlanta, GA 30319
                                              Facsimile:  (404) 261-9607
By:   /s/  Harriett J. Robinson               Attention:  James C. Ryan
   -------------------------------------
   Name:  Harriett J. Robinson
   Title: Trustee

GEORGIA CASULATY AND SURETY CO.               c/o Gray Communications
                                              Systems, Inc.
                                              4370 Peachtree Road, NE
                                              Atlanta, GA 30319
By:   /s/  Hilton Howell                      Facsimile:  (404) 261-9607
   -------------------------------------      Attention:  James C. Ryan
   Name:  Hilton H. Howell, Jr.
   Title: Vice Chairman

BANKERS FIDELITY LIFE INSURANCE CO.           c/o Gray Communications
                                              Systems, Inc.
                                              4370 Peachtree Road, NE
By:   /s/  Hilton Howell                      Atlanta, GA 30319
   -------------------------------------      Facsimile:  (404) 261-9607
   Name:  Hilton H. Howell, Jr.               Attention:  James C. Ryan
   Title: Vice Chairman



DELTA LIFE INSURANCE COMPANY                  c/o Gray Communications
                                              Systems, Inc.
                                              4370 Peachtree Road, NE
                                              Atlanta, GA 30319
By:     /s/  J. Mack Robinson                 Facsimile:  (404) 261-9607
   -------------------------------------      Attention:  James C. Ryan
   Name:  J. Mack Robinson
   Title: President

DELTA FIRE & CASUALTY INSURANCE COMPANY       c/o Gray Communications
                                              Systems, Inc.
                                              4370 Peachtree Road, NE
                                              Atlanta, GA 30319
By:   /s/  J. Mack Robinson                   Facsimile:  (404) 261-9607
   -------------------------------------      Attention:  James C. Ryan
   Name:  J. Mack Robinson
   Title: President